EXHIBIT 99.1
Colfax Corporation

8730 Stony Point Parkway
Suite 150
Richmond, VA 23235
USA
Tel: (804) 560-4070
Fax: (804) 560-4076
www.colfaxcorp.com

FOR IMMEDIATE RELEASE

CONTACT:
Mitzi Reynolds
(804) 327-5689
mitzi.reynolds@colfaxcorp.com

COLFAX NAMES BOARD MEMBER CLAY KIEFABER
PRESIDENT AND CHIEF EXECUTIVE OFFICER, SUCCEEDING JOHN YOUNG

Company Reaffirms 2009 Earnings and Sales Guidance

Richmond, VA, January 11, 2010 – Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, today announced that Clay H. Kiefaber has been named President and Chief Executive Officer effective today, succeeding John A. Young in these positions.  Kiefaber spent nearly 20 years in increasingly senior executive positions at Masco Corporation and has served on the Colfax Board of Directors since the Company’s IPO in 2008.  Young, who has been with Colfax since 1995 and has served as President and CEO since 2000, has also resigned from the Colfax Board and is expected to remain an advisor to the Company.

Kiefaber, 54, has extensive experience in strategic planning, lean manufacturing, business integration, and leadership development across several industries.  Most recently, he was a Group President at Masco, where he was responsible for a $2.8 billion group of architectural coatings, windows, and spa business units.  Under his direction, the group’s operating income and cash flow increased significantly. Prior to becoming a Group President at Masco, Kiefaber was Group Vice President of Masco Builder Cabinet Group.  He previously spent 14 years in increasingly senior positions in Masco’s Merillat Industries subsidiary, where, as President, he achieved record revenues, industry-leading margins, developed the leading brand in the industry, and won awards for manufacturing excellence.

Mitchell P. Rales, Chairman of the Board of Directors of Colfax, said, “I have known Clay Kiefaber for over 20 years, and he is an extremely talented and proven leader with a superb track record.  He is also passionate about the same core values that Colfax embraces and is committed to driving the Colfax Business System throughout the organization. We are fortunate he has agreed to lead the Company in the next phase of its growth.  As a member of our Board, Clay already has a deep understanding of our businesses, and under his direction Colfax will continue to pursue both organic growth initiatives and strategic acquisitions. The Board and I look forward to working with him in his new role as we continue to position Colfax to take full advantage of its many opportunities.”

Rales added, “On behalf of the Board, I want to acknowledge the many contributions John Young has made over the years and the major role he has played in the Company’s growth since its inception.  We thank him for his dedicated service and wish him continued success in his future endeavors.”

Young said, “I am very proud of where Colfax is today and what we have accomplished over the last 14 years.  I look forward to pursuing other professional opportunities with the confidence that Colfax will enjoy continued success for many years to come.”

Kiefaber said, “Colfax has a tremendous product portfolio, industry-leading application expertise, a strong balance sheet, and is well positioned for long-term growth.  I look forward to working closely with the Board and leadership team as we work hard to build Colfax into a world-class company in the years ahead.”

Kiefaber holds an M.B.A. degree from the University of Colorado and a B.A. degree from Miami University.

Outlook
Colfax also reaffirmed its previous 2009 guidance of adjusted earnings per share of $0.88 to $0.94 and organic sales decline of 8% to 10%.  See below for a discussion of these non-GAAP financial measures.

Conference Call and Webcast
Colfax will host a conference call to discuss this announcement today at 9:00 a.m. ET.  The call will be open to the public through (877) 218-1796 or (706) 679-2386 by entering the following conference ID: 49440740.  The call will also be available via webcast at Colfax's website: http://www.colfaxcorp.com under the "Investor Relations" section.  The audio of this call will be archived on the website later today and will be available for 30 days.

Non-GAAP Financial Measures
Colfax has provided in this press release estimated adjusted earnings per share and organic sales growth (decline) for 2009 that have not been prepared in accordance with GAAP. Adjusted earnings per share exclude actual and estimated restructuring and other related charges, asbestos coverage litigation expenses and asbestos liability and defense costs. Organic sales growth (decline) excludes the impact of acquisitions and foreign exchange rate fluctuations.  These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, it removes the impact of changes in our capital structure and asset base, non-recurring items such as legacy asbestos issues and items outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures presented above to the comparable GAAP measures have been provided in the financial tables included in this press release.

About Colfax Corporation
Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, global naval and general industrial markets. Colfax’s operating subsidiaries supply products under the well-known brands Allweiler, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker “CFX.” Additional information about Colfax is available at www.colfaxcorp.com.

Cautionary Note Concerning Forward-Looking Statements
This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in Colfax’s reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption “Risk Factors”. In addition, these statements are based on a number of assumptions that are subject to change.  This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term “Colfax” in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Colfax Corporation
Reconciliation of Estimated 2009 Net Income Per Share to Adjusted Net Income Per Share
Amounts in Dollars
(unaudited)

	EPS Range

Estimated net income per share - fully diluted	$0.46	$0.52
Restructuring and other related charges incurred as of October 2, 2009	0.17	0.17
Estimated fourth quarter restructuring and other related charges (1)	0.06	0.06
Asbestos coverage litigation	0.19	0.19
Asbestos liability and defense costs (2)	0.00	0.00

Estimated adjusted net income per share - fully diluted	$0.88	$0.94

[1]
Represents estimated costs related to restructuring and other related charges implemented through November 3, 2009.  Additional costs for actions implemented subsequent to this date through December 31, 2009 are expected to range from $.05 and $.07 per share.

[2]
Updated as of November 16, 2009, the filing date of our Form 10-Q for the period ended October 2, 2009, to include the impact of the favorable court ruling on October 14, 2009 net of the revaluation of the Company's 15-year estimate for asbestos-related liabilities.

Colfax Corporation
Sales Change
(amounts in millions)
(unaudited)

	Sales Range
	$	%	$	%

For the year ended December 31, 2008	$605		$605

Components of change:
Existing businesses – estimated	(59)	-10%	(49)	-8%
Acquisitions – estimated	1	0%	1	0%
Foreign currency translation –estimated	(32)	-5%	(32)	-5%

Total – estimated	(90)	-15%	(80)	-13%
Estimated for the year ended December 31, 2009	$515		$525